UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a‑12
PACS Group, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

PACS

2026

Proxy Statement & Notice of Annual Meeting of Stockholders

Healthcare Elevated

PACS is elevating healthcare in the post-acute care space by delivering on our mission and values to create real change. By striving for the best while staying true to who we are, we're forging a bright future for post-acute care delivery and support across the nation.

MISSION

To revolutionize the delivery, leadership, and quality of post-acute care nationally.

VALUES

Love. We recognize that love is the foundation for providing care to the vulnerable. We support our clients as they build a culture of loving care within and beyond their communities.

Excellence. We look for and act on opportunities to improve every day.

Trust. We act with integrity and expect the same of others.

Accountability. We seek responsibility for our actions, attitudes, and mistakes.

Mutual respect. We treat others the way they want to be treated.

Commitment. We are committed to providing exemplary, compassionate care to our residents and patients, and finding joy and satisfaction in our work as a team.

April 28, 2026

To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of PACS Group, Inc. at 11:00 a.m. Mountain time on Wednesday, June 10, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Jason Murray
Jason Murray
Co-Founder, Chief Executive Officer and Chairman
/s/ Mark Hancock
Mark Hancock
Co-Founder and Executive Vice Chairman

PACS GROUP, INC. | 90 S. 400 W. Suite 700 | Salt Lake City, Utah 84101
Notice of Annual Meeting of Stockholders
To Be Held Wednesday, June 10, 2026

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of PACS Group, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m. Mountain time on Wednesday, June 10, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PACS2026 and entering your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Internet Notice”), your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

DATE Wednesday, June 10, 2026 TIME 11:00 a.m. Mountain time RECORD DATE April 15, 2026 LOCATION Virtual meeting via webcast at www.virtualshareholdermeeting.com/PACS2026

To elect Evelyn Dilsaver and Mark Hancock as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 15, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. To participate in the Annual Meeting, including to vote via the Internet, you will need the 16-digit control number included on your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at IR@pacs.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of your proxy card by mail, you may sign, date, and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation.

By Order of the Board of Directors
/s/ Jason Murray
Jason Murray
Co-Founder, Chief Executive Officer and Chairman
April 28, 2026

Proxy Statement
This proxy statement is furnished in connection with the solicitation by the Board of Directors of PACS Group, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 10, 2026 (the “Annual Meeting”), at 11:00 a.m. Mountain time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PACS2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.001 par value per share as of the close of business on April 15, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 157,165,029 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The holders of common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 28, 2026 to our stockholders on the Record Date.
In this proxy statement, “PACS”, “Company”, “we”, “us”, and “our” refer to PACS Group, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, June 10, 2026

This proxy statement and the 2025 Annual Report are available at http://www.proxyvote.com
General Information
PROPOSALS
At the Annual Meeting, our stockholders will be asked:
•To elect Evelyn Dilsaver and Mark Hancock as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

PACS 2026 Proxy Statement | 1

Proxy Statement	Table of Contents
RECOMMENDATIONS OF THE BOARD OF DIRECTORS
The Company’s board of directors (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Evelyn Dilsaver and Mark Hancock as directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
INFORMATION ABOUT THIS PROXY STATEMENT
Why You Received This Proxy Statement. You are viewing or have received these proxy materials because PACS’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2025 Annual Report available to our stockholders electronically via the Internet. On or about April 28, 2026, we intend to commence mailing to our stockholders an Internet Notice containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1‑866‑540‑7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

2 | PACS 2026 Proxy Statement

Table of Contents	Proxy Statement
Questions and Answers About the 2026 Annual Meeting of Stockholders
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 15, 2026. You are entitled to vote at the Annual Meeting only if you were a holder of record of common stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote on all matters presented at the Annual Meeting. At the close of business on the Record Date, there were 157,165,029 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
PACS has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are a PACS stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/PACS2026. To attend and participate in the Annual Meeting, you will need the 16‑digit control number included on your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m. Mountain time. We encourage you to access the meeting prior to the start time. Online check‑in will begin at 10:45 a.m. Mountain time, and you should allow ample time for the check‑in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the affirmative vote of a majority of the voting power present in person or represented by proxy of the outstanding shares of common stock entitled to vote thereon.
What does it mean if I receive more than one internet notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.

PACS 2026 Proxy Statement | 3

Proxy Statement	Table of Contents
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet‑You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•by Telephone‑You can vote by telephone by calling 1‑800‑690‑6903 and following the instructions on the proxy card;
•by Mail‑You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting‑If you attend the meeting online, you will need the 16‑digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 9, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16‑digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of PACS prior to the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16‑digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

4 | PACS 2026 Proxy Statement

Table of Contents	Proxy Statement
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/PACS2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/PACS2026.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non public information of the Company, including the status or results of our business since our most recent periodic report filed with the SEC;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

PACS 2026 Proxy Statement | 5

Proxy Statement	Table of Contents
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non‑votes be treated?

PROPOSAL	VOTES REQUIRED	EFFECT OF VOTES WITHHELD / ABSTENTIONS AND BROKER NON-VOTES

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes).	Abstentions and broker non-votes will have no effect.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the proposals regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, and the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.
Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP, or the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers.
What are broker non‑votes and do they count for determining a quorum?
Generally, broker non‑votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner, and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non‑routine matters, such as the election of directors, and the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers. Broker non‑votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8‑K, which we intend to file with the SEC after the Annual Meeting.

6 | PACS 2026 Proxy Statement

Proposals to Be Voted On
Proposal 1: Election of Directors
We currently have six directors on our Board of Directors. At the Annual Meeting, two Class II directors, Evelyn Dilsaver and Mark Hancock, are to be elected to hold office until the annual meeting of stockholders to be held in 2029 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Charter, the Board is currently divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the 2028 annual meeting of stockholders; Class II, whose current term will expire at the upcoming Annual Meeting and, if elected, whose subsequent term will expire at the 2029 annual meeting of stockholders; and Class III, whose current term will expire at the 2027 annual meeting of stockholders. The current Class I Directors are Taylor Leavitt and Jacqueline Millard; the current Class II Directors are Evelyn Dilsaver and Mark Hancock; and the current Class III Directors are Jason Murray and Patrick H. Conway.
In addition, our Amended and Restated Charter provides for the removal of any of our directors at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock entitled to vote thereon; provided, however, that at any time when Messrs. Murray and Hancock beneficially own, in the aggregate, less than the majority of the voting power of our outstanding shares of voting stock, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our voting stock entitled to vote thereon. As a result, for so long as Messrs. Murray and Hancock own, in the aggregate, more than a majority of the voting power of our outstanding shares of our voting stock, they will be able to remove any of our directors at any time with or without cause.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Evelyn Dilsaver and Mark Hancock should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
VOTE REQUIRED
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.

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Proposals to Be Voted On	Table of Contents
Nominees for Class II Director (upon election at the upcoming Annual Meeting, terms to expire at the 2029 Annual Meeting of Stockholders)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

NAME	AGE	POSITION WITH PACS

Evelyn Dilsaver	71	Director
Mark Hancock	50	Director, Co-Founder and Executive Vice Chairman
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee are as follows:

Evelyn Dilsaver
EXPERIENCE
Evelyn Dilsaver has served as a member of our board of directors since May 2024. Ms. Dilsaver has served on the board of directors of Tempur Sealy International, Inc., since 2014, QuidelOrtho Corporation, since 2022, and HealthEquity, Inc. since 2014. In the past five years, Ms. Dilsaver has also served as a director of Aéropostale Inc., HighMark Funds, Russell Exchange Traded Funds, Longs Drug Stores Corp. and Tamalpais Bancorp. She is also a member of the board of directors of a privately held corporation and real estate investment trust. Ms. Dilsaver was formerly a member of The Charles Schwab Corporation from 1991 until her retirement in 2007. During her tenure at The Charles Schwab Corporation, Ms. Dilsaver held various senior management positions within the organization, including Executive Vice President (The Charles Schwab Corporation) and President and Chief Executive Officer (Charles Schwab Investment Management).
BACKGROUND
Prior to becoming President and Chief Executive Officer of Charles Schwab Investment Management, a position she held from 2003 to 2007, Ms. Dilsaver held the position of Senior Vice President, Asset Management Products and Services. Ms. Dilsaver holds a B.S. in Accounting from California State University, East Bay, and is a Certified Public Accountant. We believe that Ms. Dilsaver’s extensive financial industry experience and public company board experience qualifies her to serve as a member of our board of directors.

Director

8 | PACS 2026 Proxy Statement

Table of Contents	Proposals to Be Voted On

Mark Hancock
EXPERIENCE
Mark Hancock has served as our Executive Vice Chairman since January 2024 and a member of our board of directors since January 2013 and previously served as our Interim Chief Financial Officer from September 2025 to April 2026 and our Chief Financial Officer and Secretary from January 2013 to January 2024. Mr. Hancock is also a co‑founder of our company.
BACKGROUND
Prior to our founding, Mr. Hancock was Vice President of Finance and Treasurer of Farm Credit Mid‑America, a financial services provider, from 2010 to 2013 and served as a nursing home administrator at a facility affiliated with Plum Healthcare Group, a skilled nursing facility operator, from 2009 to 2010. From 2007 to 2009, Mr. Hancock was the Director of Corporate Finance for Steel Technologies Inc., a publicly traded steel processor, and served as a Finance Manager for Ford Motor Company, a publicly traded multinational automobile manufacturer, from 2000 to 2007. Mr. Hancock received a B.S. in Civil Engineering and a Master of Business Administration with a focus in Finance from Brigham Young University. We believe Mr. Hancock is qualified to serve on our board of directors because of his extensive leadership experience, financial expertise and strong understanding of our business.

Co-Founder and Executive Vice Chairman

CONTINUING MEMBERS OF THE BOARD
Class I Directors (terms to expire at the 2028 Annual Meeting of Stockholders)
The current members of the Board who are Class I Directors are as follows:

NAME	AGE	POSITION WITH PACS

Taylor Leavitt	48	Director
Jacqueline Millard	65	Director

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Proposals to Be Voted On	Table of Contents
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Taylor Leavitt
EXPERIENCE
Taylor Leavitt has served as a member of our board of directors since July 2023. Mr. Leavitt owns and has served as the Chief Executive Officer and Managing Partner of Leavitt Equity Partners, a healthcare‑focused private equity firm, since August 2014. Mr. Leavitt currently serves on the board of directors of several private entities that provide healthcare services.
BACKGROUND
Previously, Mr. Leavitt was a co‑founder and Partner of Leavitt Partners, a healthcare strategy consulting firm, from June 2009 to December 2020. Mr. Leavitt received a B.S. in Finance and Economics from Utah State University and a Master of Business Administration from the UCLA Anderson School of Management. We believe Mr. Leavitt is qualified to serve on our board of directors because of his strong business acumen and extensive experience in finance and investing.

Director

Jacqueline Millard
EXPERIENCE
Jacqueline Millard has served as a member of our board of directors since July 2023. Since January 2021, Ms. Millard has owned and operated a private investment advisory firm.
BACKGROUND
Previously, Ms. Millard was the Vice President and Chief Investment Officer of Intermountain Healthcare, Inc., a non‑profit healthcare system, from June 1993 to January 2021. She also has over 20 years of experience serving on other non-profit company boards, as an advisory board member to private equity firms, and serving as an investment committee member for family offices. Ms. Millard received a B.S. in Finance from Weber State University and a Master of Business Administration from Westminster College. We believe Ms. Millard is qualified to serve on our board of directors because of her extensive financial and leadership experience.

Director

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Table of Contents	Proposals to Be Voted On
Class III Directors (terms to expire at the 2027 Annual Meeting of Stockholders)
The current members of the Board who are Class III Directors are as follows:

NAME	AGE	POSITION WITH PACS

Jason Murray	47	Director, Co-Founder, Chief Executive Officer and Chairman
Patrick H. Conway	51	Director
The principal occupations and business experience, for at least the past five years, of the Class III Directors are as follows:

Jason Murray
EXPERIENCE
Jason Murray has served as our Chief Executive Officer and a member of our board of directors since January 2013 and has served as Chairman since January 2024. Mr. Murray co‑founded our company and has worked in the post‑acute sector for more than 20 years.
BACKGROUND
Prior to our founding, Mr. Murray was an Operations Officer for Intermountain Healthcare, Inc. a non‑profit healthcare system, from June 2011 to January 2013 where he was the interim Chief Executive Officer of Park City Medical Center from June 2012 to October 2012. From February 2009 to June 2011, Mr. Murray served as a nursing home administrator with Plum Healthcare Group, a skilled nursing facility operator. Mr. Murray received a B.A. in Healthcare Administration and a Master of Healthcare Administration from Weber State University. We believe Mr. Murray is qualified to serve on our board of directors because of his business acumen, executive leadership and extensive knowledge of our business.

Co-Founder, CEO and Chairman

PACS 2026 Proxy Statement | 11

Proposals to Be Voted On	Table of Contents

Patrick H. Conway
EXPERIENCE
Patrick H. Conway has served as a member of our board of directors since March 2026. Since April 2025 Dr. Conway has served as the Chief Executive Officer of Optum, the health services business of UnitedHealth Group.
BACKGROUND
Previously, Dr. Conway served as the Chief Executive Officer of Care Solutions at Optum, CEO of Optum Rx, and CEO of Optum Health from February 2020 to November 2025; as President and Chief Executive Officer of Blue Cross and Blue Shield of North Carolina from October 2017 to October 2019; and as Deputy Administrator for Innovation and Quality at the Centers for Medicare and Medicaid Services from May 2011 to September 2017, where he also served as the agency’s Chief Medical Officer, Director of the Center for Medicare and Medicaid Innovation (CMMI), and Acting Administrator in 2017. Dr. Conway is a practicing pediatric hospitalist, a member of the National Academy of Medicine, and a recipient of the President’s Senior Executive Distinguished Service Award. He holds an M.D. with High Honors from Baylor College of Medicine, a Master of Science in Clinical Epidemiology from the University of Pennsylvania, and a bachelor’s degree from Texas A&M University. We believe Dr. Conway is qualified to serve on our Board of Directors because of his extensive clinical, regulatory, and healthcare leadership experience.

Director

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Table of Contents	Proposals to Be Voted On
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2025. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non‑audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
VOTE REQUIRED
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non‑votes in connection with this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

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Proposals to Be Voted On	Table of Contents
Proposal 3: Approval, on an Advisory (Non‑Binding) Basis, of the Compensation of our Named Executive Officers
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non‑binding) basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say‑on‑pay” proposal (the “Say‑On‑Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say‑on‑Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.
We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and were worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet our objectives are provided in the section titled “Executive Compensation” set forth below in this proxy statement. We expect that our next advisory say-on-pay vote will occur at the 2027 Annual Meeting.
This vote is merely advisory and will not be binding upon us, our Board or the Board’s Compensation Committee, nor will it create or imply any change in the duties of us, our Board or the Board’s Compensation Committee. However, the Board’s Compensation Committee, responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our NEOs. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter. Accordingly, we ask our stockholders to vote FOR the following resolution at the annual meeting:
“RESOLVED, that the stockholders of PACS Group, Inc. approve, on an advisory (non‑binding) basis, the 2025 compensation of PACS Group, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in PACS Group, Inc.’s Proxy Statement for the 2026 Annual Meeting of Stockholders.”
VOTE REQUIRED
The approval, on an advisory basis, will require the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers.

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Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed the audited consolidated financial statements of PACS Group, Inc. (the “Company”) for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited combined/consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2025.
Jacqueline Millard, Chair
Evelyn Dilsaver
Taylor Leavitt

PACS 2026 Proxy Statement | 15

Independent Registered Public Accounting Firm Fees and Other Matters
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

FEE CATEGORY (IN THOUSANDS)	2025 ($)	2024 ($)

Audit Fees	3,784	9,161
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	3,784	9,161
AUDIT FEES
Audit fees for the fiscal years ended December 31, 2025 and 2024 include fees for audit work performed on our consolidated financial statements, review of the quarterly financial statements, statutory financial statements of subsidiaries, other required audits, comfort letter procedures, review of periodic reports filed with the SEC and other accounting and reporting consultations, as well as review of our registration statements for our initial public offering in 2024 and subsequent secondary offering.
AUDIT COMMITTEE PRE‑APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy (the “Pre‑Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non‑audit services proposed to be performed by the independent auditor may be pre‑approved. The Pre‑Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit‑related, tax or permissible non‑audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre‑approval”) or (ii) entered into pursuant to the pre‑approval policies and procedures described in the Pre‑Approval Policy (“general pre‑approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre‑approval under the Pre‑Approval Policy, it requires specific pre‑approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre‑approvals. Any proposed services exceeding pre‑approved cost levels or budgeted amounts will also require specific pre‑approval. For both types of pre‑approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre‑approve the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre‑approval from the Audit Committee. The Audit Committee may revise the list of general pre‑approved services from time to time, based on subsequent determinations. The Audit Committee pre‑approved all services performed since the Pre‑Approval Policy was adopted.

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Executive Officers
The following table identifies our current executive officers:

NAME	AGE	POSITION

Jason Murray(1)	47	Director, Co-Founder, Chief Executive Officer and Chairman
Mark Hancock(1)	50	Director, Co-Founder and Executive Vice Chairman
Carey Hendrickson	63	Chief Financial Officer
Joshua Jergensen	41	President and Chief Operating Officer
John Mitchell	51	Chief Legal Officer and Secretary
Michelle Lewis	50	Chief Accounting Officer
Kelly Priegnitz	62	Chief Compliance Officer
Trent Bingham	54	Chief Human Resources Officer
(1)See biography on pages 11 and 9 of this proxy statement for Messrs. Murray and Hancock, respectively.
Carey Hendrickson has served as our Chief Financial Officer since April 2026. Previously, he served as Chief Financial Officer of U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, from November 2020 until April 2026. From May 2014 to June 2018, he served as Senior Vice President and Chief Financial Officer and then Executive Vice President and Chief Financial Officer from June 2018 to November 2020 of Capital Senior Living Corporation (NYSE: CSU, now Sonida Senior Living, NYSE: SNDA), an operator of independent living, assisted living, and memory care communities. From 1992 through 2014, Mr. Hendrickson served in various roles at Belo Corp. (previously NYSE: BLC, until it was acquired by Gannett Co., Inc. (NYSE: GCI) in 2013), a television broadcasting company, including Senior Vice President, Chief Financial Officer and Treasurer. Mr. Hendrickson serves on the Board of Regents of Baylor University, including as Vice Chair of the Audit, Compliance and Risk Management Committee, and as Chairman of the Board of Advisors for Baylor’s School of Music. He is a Certified Public Accountant (inactive). Mr. Hendrickson received a Bachelor of Business Administration in Accounting from Baylor University and a Master of Business Administration in Finance from the University of Texas at Arlington.
Joshua Jergensen has served as our President and Chief Operating Officer since January 2023. Prior to that, Mr. Jergensen served as our Executive Vice President of Operations from July 2014 to January 2023. From October 2009 to July 2014, Mr. Jergensen was a nursing home administrator at Balboa Nursing and Rehabilitation Center, one of our affiliated skilled nursing facilities. Mr. Jergensen received a B.S. in Business Management with an emphasis in Finance from Brigham Young University and a Master of Healthcare Administration from the University of Southern California.
John Mitchell has served as our Chief Legal Officer since January 2023. Prior to that, Mr. Mitchell served as our Executive Vice President and General Counsel since joining our company in January 2017. From April 2016 to November 2016, Mr. Mitchell served as Vice President, Legal at HCP, a publicly traded REIT. Prior to that, Mr. Mitchell was Senior Vice President of Legal Affairs and Chief Compliance Officer of Skilled Healthcare Group, Inc., a publicly traded provider of post‑acute healthcare services, from January 2011 to May 2015. Mr. Mitchell received a B.A. in History and a J.D. from Brigham Young University.

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Executive Officers	Table of Contents
Michelle Lewis has served as our Chief Accounting Officer since January 2023. Prior to that, Ms. Lewis served in various roles of increasing responsibility, including as our Controller, since joining our company in July 2018. Prior to that, Ms. Lewis owned and operated Michelle Lewis Accounting Services, PLLC, a certified public accounting firm, and also provided controller functions at a privately held healthcare organization, from January 2008 to May 2015. Ms. Lewis received a B.S. in Business Administration from the California State University, East Bay.
Kelly Priegnitz has served as our Chief Compliance Officer since December 2025. Prior to that, she served as Executive Vice President and Chief Legal and Compliance Officer of Pinnacle Treatment Centers from October 2020 until November 2025. Prior to her service at Pinnacle Treatment Centers, Ms. Priegnitz held a variety of senior healthcare compliance leadership roles throughout her career, including Senior Vice President and Chief Compliance Officer at Trilogy Health Services from October 2019 until September 2020, Executive Vice President and Chief Compliance Officer at Healogics from September 2017 until September 2019, and Senior Vice President and Chief Compliance Officer at Kindred Healthcare from February 2011 until September 2017. Ms. Priegnitz received her law degree from the University of Oklahoma and her bachelor’s degree from Troy University.
Trent Bingham has served as Chief Human Resources Officer since November 2025. Mr. Bingham has extensive experience in senior Human Resources leadership roles, most recently as Vice President of HR Business Partnerships at Swire Coca-Cola from September 2022 until June 2025. He previously served as Chief Human Resources Officer at Renalytix from October 2020 until June 2021 and held leadership positions at Edwards Lifesciences from July 2013 until October 2020, eBay from March 2012 until June 2013, and Eli Lilly & Co. from May 2003 until March 2012. Mr. Bingham is a CPA who began his professional career in public accounting with KPMG. He received his MBA from Brigham Young University, and his bachelor’s degree from Utah State University.

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Corporate Governance
GENERAL
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Governance” section of the “Investor Relations” page of our website located at https://ir.pacs.com/, or by writing to our Secretary at our offices at 90 S. 400 W. Suite 700., Salt Lake City, Utah 84101.
BOARD COMPOSITION
Our Board of Directors currently consists of six members: Patrick H. Conway, Evelyn Dilsaver, Mark Hancock, Taylor Leavitt, Jacqueline Millard, and Jason Murray. As set forth in our Amended and Restated Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Charter and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
Our Amended and Restated Charter provides for the removal of any of our directors at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of our voting stock entitled to vote thereon; provided, however, that at any time when Messrs. Murray and Hancock beneficially own, in the aggregate, less than the majority of the voting power of our outstanding shares of voting stock, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of our voting stock entitled to vote thereon.
STOCKHOLDERS AGREEMENT
Our Amended and Restated Charter grants Messrs. Murray and Hancock board designation rights. Mr. Murray has the right, but not the obligation, to designate (i) up to two individuals for inclusion in our slate of director nominees if he beneficially owns at least 20% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO or (ii) one individual for inclusion in our slate of director nominees if he beneficially owns less than 20% but at least 10% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO. Mr. Hancock has the right, but not the obligation, to designate (i) up to two individuals for inclusion in our slate of director nominees if he beneficially owns at least 20% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO or (ii) one individual for inclusion in our slate of director nominees if he beneficially owns less than 20% but at least 10% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO.
Each of Messrs. Murray and Hancock also have the right to fill any vacancies created by reason of death, resignation, disqualification or removal of their respective designees. These rights are also affirmed in the Stockholders Agreement that we entered into with Messrs. Murray and Hancock, and these rights will terminate upon the termination of the Stockholders Agreement. See “Certain Relationships and Related Party Transactions—Stockholders Agreement” for more information. If the number of individuals that Messrs. Murray and Hancock have the right to designate is decreased because of a decrease in their respective ownership or upon termination of the Stockholders Agreement, then the corresponding designee (if such designee is serving on our board of directors) may remain on our board of directors through the end of his or her then current term; provided, that a director may resign at any time regardless of the period of time left in his or her then current term.

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Corporate Governance	Table of Contents
As a result, Messrs. Murray and Hancock each have the right to designate two directors for nomination to our board of directors, and will collectively have the right to designate four directors, which represents the four out of our current six member board of directors.
Furthermore, our Amended and Restated Charter provides that, at any time when Messrs. Murray and Hancock beneficially own, in the aggregate, at least a majority of the voting power of our outstanding shares of voting stock, our stockholders may take action by written consent without a meeting, and at any time when Messrs. Murray and Hancock beneficially own, in the aggregate, less than the majority of the voting power of our outstanding shares of voting stock, our stockholders may not take action by written consent and may only take action at a meeting of stockholders. As a result, for so long as Messrs. Murray and Hancock own, in the aggregate, a majority of the voting power of our outstanding shares of our voting stock, they may take action by written consent without a meeting of stockholders.
DIRECTOR INDEPENDENCE
Our Board of Directors has determined that Patrick H. Conway, Evelyn Dilsaver, Taylor Leavitt and Jacqueline Millard each qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Based on his relationship with the Company, each of Messrs. Murray and Hancock do not qualify as independent under NYSE Rules.
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS
Our non‑management directors meet in executive session without management directors or other members of management present on a regular basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non‑management directors or the independent directors is presided over by the lead independent director.
CONTROLLED COMPANY EXEMPTION
We are a “controlled company” under the rules of the NYSE. The rules of the NYSE define a “controlled company” as a company of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. As of the Record Date, Messrs. Murray and Hancock beneficially own approximately 70% of the combined voting power of our outstanding capital stock. As a result, we qualify for exemptions from, and have elected not to comply with, certain corporate governance requirements under the NYSE rules. Even though we are a controlled company, we are required to comply with the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.
If we cease to be a controlled company and our common stock continues to be listed on the NYSE, we will be required to comply with these requirements by the date our status as a controlled company changes or within specified transition periods applicable to certain provisions, as the case may be.
DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the

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Table of Contents	Corporate Governance
search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Evelyn Dilsaver was initially recommended to serve on our Board by our Chief Executive Officer and Executive Vice Chairman.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, PACS Group, Inc., 90 S. 400 W. Suite 700., Salt Lake City, Utah 84101. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder‑recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
COMMUNICATIONS FROM INTERESTED PARTIES
The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and other interested parties, and for providing copies or summaries to the directors as the Secretary considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long‑term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Chairman of the Board, the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, the independent or non‑management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, PACS Group, Inc., 90 S. 400 W. Suite 700., Salt Lake City, Utah 84101.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee currently consists of Evelyn Dilsaver, Taylor Leavitt, and Jacqueline Millard, with Mr. Leavitt serving as Chair. No member of our Compensation Committee is an officer or employee of the Company.
During 2025, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance	Table of Contents
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Jason Murray serving as Chairman of the Board and Chief Executive Officer. In addition, Mark Hancock serves as Executive Vice Chairman. The primary responsibilities of our Chairman of the Board include helping to develop board meeting schedules and agendas; working with other directors to provide the senior leadership feedback on the quality, quantity and timeliness of the information provided to the Board; presiding over Board meetings; representing the Board in communications with stockholders; providing input on the structure and design of the Board; and performing other duties as the Board may determine from time to time. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is best for our Company and its stockholders at this time because it promotes unified leadership by Mr. Murray given his deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board leadership to focus its discussions, review and oversight of the Company’s strategy, business and operating and financial performance and allows for a single, clear focus for management to execute such strategy, business and operating and financial performance goals. Our Board is comprised of individuals with extensive experience in the healthcare industry and public company management. For these reasons and because of the strong leadership of Mr. Murray, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide robust oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. The Board periodically reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders. From time to time, the Company proactively engages with stockholders throughout the year to learn their perspectives on significant issues, and intends to continue to do so, including with respect to gathering stockholder perspectives on the Board’s leadership structure. Our Corporate Governance Guidelines provide that whenever the Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may in their discretion elect a lead independent director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. Mr. Leavitt currently serves as the lead independent director.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day‑to‑day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management and overseeing the management of the Company’s financial risks and information technology risks, including cybersecurity and data privacy risks. The Committee is also responsible for discussing with management the steps management has taken to monitor and control these risks. Our Nominating and Corporate Governance oversees risks associated with environmental and social matters. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee typically reports to the full Board at each quarterly Board meeting, as does the Nominating Committee and the Compensation Committee to the extent they have updates, and also as appropriate on its risk oversight activities and on any matter that rises to the level of a material or enterprise level of risk. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

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Table of Contents	Corporate Governance
CODE OF ETHICS
We have a written Code of Conduct that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, https://ir.pacs.com/, in the “Governance Documents” section under “Governance”. In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.
INSIDER TRADING COMPLIANCE POLICY
The Company has an Insider Trading Compliance Policy (the “Policy”) governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The Policy prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause a Covered Person to no longer have the same objectives as the Company’s other stockholders.
ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS
There were 36 meetings of the Board of Directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served, in each case, during the period in which he or she served as a director or member of the particular committee, as applicable.
Under our Corporate Governance Guidelines, which are available on our website at https://ir.pacs.com/, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in‑person meeting. We do not maintain a formal policy regarding director attendance at our Annual Meeting of Stockholders; however, it is expected that absent compelling circumstances, directors will attend. All of our then-incumbent members of the Board attended the annual stockholders meeting in 2025.

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Committees of the Board
Our Board has established three standing committees‑Audit, Compensation, and Nominating and Corporate Governance‑each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

NAME	AUDIT	COMPENSATION	NOMINATING AND CORPORATE GOVERNANCE

Evelyn Dilsaver	¡	¡	●
Taylor Leavitt	¡	●	¡
Jacqueline Millard	●	¡	¡
Patrick Conway
● Chair

Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk strategy and management, including risk policies and risk mitigation strategies by management;
•reviewing related party transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.
Members EVELYN DILSAVER TAYLOR LEAVITT JACQUELINE MILLARD (CHAIR) Meetings 30 times in 2025

Our board of directors has affirmatively determined that Ms. Millard, Mr. Leavitt and Ms. Dilsaver each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A 3 and the New York Stock Exchange rules. Each member of our audit committee meets the financial literacy requirements of the New York Stock Exchange listing standards. In addition, our board of directors has determined that Ms. Millard qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S K. Our board of directors adopted a written charter for the Audit Committee, which is available on our website at https://ir.pacs.com/.

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Table of Contents	Committees of the Board

Compensation Committee
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our Chief Executive Officer, Executive Vice Chairman and other executive officers;
•appointing and overseeing any compensation consultants;
•reviewing and approving, or making recommendations to our board of directors regarding our incentive compensation and equity based plans;
•reviewing and making recommendations to our board of directors with respect to director compensation;
•administering our clawback policy;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•preparing the compensation committee report if and to the extent then required by SEC rules.
In 2025, we engaged Pearl Meyer, an outside compensation advisor, to provide executive and director compensation advisory services. Pearl Meyer did not provide any other services to the Company in 2025 for which the amount exceeds $120,000.
Members EVELYN DILSAVER TAYLOR LEAVITT (CHAIR) JACQUELINE MILLARD Meetings Two times in 2025

Our board has determined that Mr. Leavitt, Ms. Millard and Ms. Dilsaver are “non employee directors” as defined in Section 16b 3 of the Exchange Act. Our board of directors has adopted a written charter for the compensation committee, which is available on our website at https://ir.pacs.com/. The composition of our compensation committee meets the New York Stock Exchange requirements for independence under the current listing standards and SEC rules and regulations.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;
•reviewing and making recommendations to our board with respect to management succession planning;
•evaluating the overall effectiveness of our board of directors and its committees; and
•reviewing developments in corporate governance compliance and developing and recommending to our board of directors a set of corporate governance guidelines and principles.
Members EVELYN DILSAVER (CHAIR) TAYLOR LEAVITT JACQUELINE MILLARD Meetings No meetings in 2025

Our board of directors adopted a written charter for the nominating and corporate governance committee, which is available on our website at https://ir.pacs.com/. The composition of our nominating and corporate governance committee meets the New York Stock Exchange requirements for independence under the current listing standards and SEC rules and regulations.

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Compensation Discussion and Analysis
This section provides an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”), including the elements of our compensation program for our NEOs, material compensation decisions made under that program for fiscal 2025 and the material factors considered in making those decisions. For fiscal 2025, our NEOs included the following individuals:

NAME	POSITION

Jason Murray	Director, Co-Founder, Chief Executive Officer and Chairman
Mark Hancock	Director, Co-Founder, Executive Vice Chairman, and Former Interim Chief Financial Officer
Derick Apt	Former Chief Financial Officer
Josh Jergensen	President and Chief Operating Officer
John Mitchell	Chief Legal Officer and Secretary
Michelle Lewis	Chief Accounting Officer
In September 2025, Mr. Apt separated from the Company and stepped down as our Chief Financial Officer and Mark Hancock was appointed to serve as our Interim Chief Financial Officer. Carey Hendrickson was appointed as our Chief Financial Officer, effective as of April 27, 2026, and in connection with Mr. Hendrickson’s appointment, Mr. Hancock ceased serving as our Interim Chief Financial Officer.
2025 KEY COMPENSATION COMPONENTS
Our key compensation components for 2025 included the following:
•Base Salaries. In 2025, the compensation committee, as part of its annual executive base salary review process, and after reviewing the overall business context, determined to provide Messrs. Jergensen, Apt and Mitchell and Ms. Lewis with a base salary increase. The 2025 base salaries for Messrs. Murray and Hancock remained unchanged from fiscal year 2024. For additional information about our NEOs’ base salaries in 2025, see “—Elements of Compensation—Base Salaries” below.
•Management Bonus Program. In 2025, we continued our management bonus program that was originally adopted in 2024 (the “Management Bonus Program”) which established a bonus pool based on a percentage of the Company’s Adjusted EBITDA for the applicable fiscal year, with each NEO’s target payout based on a percentage of the bonus pool. Bonuses were further adjusted based on the achievement of guidance and quality metrics. For additional information about these bonuses, see “—Elements of Compensation—2025 Bonuses” below.
•Equity-Based Long-Term Incentives. We grant equity awards to our executive officers, including our NEOs, which aligns with market practice, aligns the interest of executives with those of stockholders and drives retention of our executive officers through long-term vesting. In December 2025, we granted restricted stock unit (RSU) awards to each of our NEOs, which vest over a three-year period, subject to continued service through the applicable vesting date. For additional information about these awards, see “—Elements of Compensation—Equity Compensation” below.

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Table of Contents	Compensation Discussion and Analysis
•Severance Plan. We maintain a market standard severance plan that provides our executive officers with severance payments and benefits in connection with a qualifying involuntary termination of employment. These severance arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For additional information about the severance plan, see the section titled “Potential Payments Upon Termination or Change in Control” below.
COMPENSATION GOVERNANCE AND BEST PRACTICES
We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

WHAT WE DO

Emphasize performance-based, at risk compensation.
Emphasize the use of equity compensation to promote executive retention and reward long-term value creation.
Weight the overall pay mix towards incentive compensation for senior executives.
Maintain a clawback policy for recovery of erroneously awarded incentive compensation from executive officers.

WHAT WE DO NOT DO

Do not provide significant perquisites.
Do not provide tax gross-ups in connection with severance and/or change in control payments.
Do not have defined benefit pension plans or supplemental executive retirement plans.
Do not allow hedging or pledging of stock.
Do not pay dividends on unvested shares.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
We believe that for us to be successful we must hire and retain people who can continue to develop our strategy and innovate our services. To achieve these objectives, our executive compensation program has been designed to motivate, reward, attract and retain high caliber management and to align compensation with our short‑ and long‑term business objectives, business strategy and financial performance.
Our compensation programs for our NEOs are built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results; and
•reward high levels of performance with commensurate levels of compensation.
•align the interests of our executives with those of our stockholders through performance‑based and long‑term incentive opportunities.
DETERMINATION OF COMPENSATION
For fiscal 2025, we engaged Pearl Meyer, an outside compensation advisor, for purposes of advising on executive and director compensation. No executive officer participated directly in the deliberations or determinations regarding his or her own compensation package.

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Compensation Discussion and Analysis	Table of Contents
Role of Compensation Committee
Our compensation committee administers the executive compensation program for our executive officers.
The compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The compensation committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
In setting executive compensation, the compensation committee will consider a number of factors, including the recommendations of our Chief Executive Officer and Executive Vice Chairman (other than with respect to the Chief Executive Officer or Executive Vice Chairman’s own compensation) and our human resources team, current and past total compensation, competitive market data and analysis provided by the compensation committee’s independent compensation consultant, equity dilution and burn rate, retention needs, Company performance and each executive’s impact on performance, relative scope of responsibility, individual performance, potential and demonstrated leadership, and internal equity pay considerations. The recommendations of our Chief Executive Officer and Executive Vice Chairman are based on each executive’s evaluation of each other executive officer’s individual performance and contributions, of which our Chief Executive Officer and Executive Vice Chairman have direct knowledge.
Role of Compensation Consultant
In 2025, the compensation committee engaged Pearl Meyer to provide executive compensation advisory services. Pearl Meyer did not provide any other services to the Company in 2025 for which the amount exceeds $120,000.
In connection with the adoption of our compensation programs after our initial public offering in 2024, which compensation programs continued in 2025, our board of directors reviewed benchmarking information provided by Pearl Meyer in 2024 that was representative of a group of similarly situated peer companies. Recognizing that we have few direct competitors, we aimed to select peers that meet some or all of the following criteria:
•Similar in size, primarily revenue and Adjusted EBITDA
•Similar headcount and number of facilities
•Operating in healthcare facilities and healthcare services industries
With these criteria in mind, our peer group, which we referred to in constructing our executive compensation program, consists of the following companies:

Acadia Healthcare Company, Inc.	Brookdale Senior Living	LHC Group
Addus HomeCare Corporation	Chemed	National HealthCare
Amedisys	Encompass Health	Oak Street Health
ATI Physical Therapy	Ensign Group
We did not make any changes to our peer group for fiscal year 2025. In making compensation program decisions for the NEOs, the compensation committee reviewed the analysis of data derived from members of our peer group and also utilized survey data provided by Pearl Meyer. For 2025, the compensation committee used these analyses in an effort to help ensure that our executive compensation program is competitive, by considering market data and using comparable positions at companies with which we compete for talent as a reference point for individual compensation decisions. While our compensation committee did not establish compensation levels solely based on a review of competitive data or benchmark to any particular level, it believed such data is a useful tool in its deliberations as our compensation policies and practices must be competitive in the marketplace for us to be able to attract, motivate and retain qualified executive officers.

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Table of Contents	Compensation Discussion and Analysis
STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking our stockholders to vote at the Annual Meeting on the Say-on-Pay Vote. At our 2025 Annual Meeting of Stockholders, consistent with the recommendation of our board of directors, our stockholders voted in a non-binding, advisory vote in favor of having a Say-on-Pay Vote once every year. At our 2025 Annual Meeting of Stockholders, approximately 97% of the votes cast in the Say-on-Pay Vote were in favor of the Say-on-Pay Vote. Consistent with the stated preference of a majority of our stockholders, we expect to hold our next advisory vote on our NEOs’ compensation (following the vote at this Annual Meeting) at our 2027 Annual Meeting of Stockholders. For more information, see “Proposals to be Voted On—Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers” above.
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The primary elements of our NEOs’ annual compensation program and the main objectives of each are:
•Base Salary: Base salary attracts and retains talented executives, recognizes individual roles and responsibilities and provides stable income.
•Performance‑Based Bonuses: Performance‑based bonuses promote short‑term performance objectives and reward executives for their contributions toward achieving those objectives.
•Equity-Based Long-Term Incentive Compensation: Equity compensation, provided in the form of RSUs, aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial performance and helps retain executive talent.
•Other Benefits and Perquisites: In addition, our NEOs are eligible to participate in our health and welfare programs and our retirement programs. We also provide certain perquisites which aid in attracting and retaining executive talent.
Each of these elements of compensation are described further below.
Base Salaries
The base salary of each NEO is an important part of the officer’s total compensation package, and is intended to reflect the officer’s respective position, duties and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Effective December 22, 2024, the base salaries for certain of our NEOs were increased as follows for fiscal year 2025: for Mr. Apt, from $400,000 to $524,600; for Mr. Jergensen, from $500,000 to $524,600; for Mr. Mitchell, from $400,000 to $424,600; and for Ms. Lewis, from $300,000 to $324,600. Ms. Lewis received an additional merit-based base salary increase effective January 1, 2025 to $450,000. Messrs. Murray and Hancock’s base salaries were not increased in 2025 and remained at $500,000. The actual base salaries paid to all of our NEOs with respect to fiscal 2025 are set forth in the “Summary Compensation Table” below.
Management Bonus Program
In addition to base salaries, our NEOs are eligible to receive performance‑based cash bonuses, which are designed to provide appropriate incentives by aligning compensation with financial and operational achievements, and incentivizing our NEOs and other bonus-eligible employees to drive operating performance that is aligned with stockholder value creation.
In 2024, our compensation committee adopted the Management Bonus Program, which continued in place for the 2025 fiscal year. Each of our NEOs was eligible to participate in the Management Bonus Program for the 2025 fiscal year. The Management Bonus Program established an aggregate bonus pool equal to 8% of Company’s Adjusted EBITDA for each quarter of the applicable fiscal year. Each of our NEOs were allocated the following percentages of the bonus pool, which remain unchanged from 2024:

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Compensation Discussion and Analysis	Table of Contents

NAMED EXECUTIVE OFFICER	MANAGEMENT BONUS PROGRAM BONUS POOL PERCENTAGE (%)

Jason Murray	15
Mark Hancock	15
Derick Apt	13.5
Josh Jergensen	15
John Mitchell	8
Michelle Lewis	7.0
Bonuses are paid quarterly and may be increased by an aggregate of 10% of the executive officer’s target bonus opportunity based on the achievement of certain financial guidance metrics related to annual revenue and Adjusted EBITDA, and may be further increased by an aggregate of 10% of the executive officer’s target bonus opportunity based on the achievement of certain quality metrics. In 2025, the Company’s Adjusted EBITDA for the first, second, third and fourth quarters was $97,574,470, $133,876,594, $131,515,025, and $142,056,700, respectively. In addition, pursuant to the Management Bonus Program, a positive adjustment of an aggregate of 20% was earned for the first, second, third and fourth quarters of fiscal 2025 based on the achievement of certain financial guidance metrics and quality metrics. Mr. Apt’s employment with us terminated in September 2025, and as a result, he only received a bonus under the Management Bonus Program in effect for 2025 with respect to the first, second, and third quarters of fiscal 2025.
The aggregate bonus amounts earned by each of our NEOs under the Management Bonus Program in effect for 2025 is set forth in the table below.

NAMED EXECUTIVE OFFICER	BONUS AMOUNT EARNED UNDER MANAGEMENT BONUS PROGRAM BASED ON ADJUSTED EBITDA ($)	BONUS AMOUNT EARNED UNDER MANAGEMENT BONUS PROGRAM BASED ON +10% FINANCIAL GUIDANCE METRIC ADJUSTMENT ($)	BONUS AMOUNT EARNED UNDER MANAGEMENT BONUS PROGRAM BASED ON +10% QUALITY METRIC ADJUSTMENT ($)	TOTAL BONUS AMOUNT EARNED UNDER MANAGEMENT BONUS PROGRAM ($)

Jason Murray	6,060,276	606,028	606,028	7,272,332
Mark Hancock	6,060,276	606,028	606,028	7,272,332
Derick Apt	3,703,891	—	—	3,703,891
Josh Jergensen	6,060,276	606,028	606,028	7,272,332
John Mitchell	3,232,147	323,215	323,215	3,878,577
Michelle Lewis	2,828,129	282,813	282,813	3,393,755
Adjusted EBITDA is a non-GAAP financial measure. For more information regarding the Company’s use of non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Financial Measures” in the Appendix.

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Table of Contents	Compensation Discussion and Analysis
Performance Continuity and Retention Bonuses
In December 2025, the compensation committee approved one-time performance continuity and retention bonuses to Messrs. Murray, Hancock, Jergensen and Mitchell and Ms. Lewis in the amounts set forth in the table below. These discretionary cash bonuses were awarded in consideration of each executive’s individual performance and continued service through fiscal year 2025.

NAMED EXECUTIVE OFFICER	PERFORMANCE CONTINUITY AND RETENTION BONUS ($)

Jason Murray	914,518
Mark Hancock	914,518
Josh Jergensen	914,518
John Mitchell	487,743
Michelle Lewis	426,774
Special Bonuses
In addition, in December 2025, the compensation committee approved discretionary cash bonuses to Mr. Mitchell and Ms. Lewis in the amount of $500,000 each in recognition of individual performance in fiscal year 2025.
Equity Compensation
We view equity‑based compensation as a critical component of our balanced total compensation program. Equity‑based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of our employees, including our NEOs, with those of our stockholders.
In December 2025, the compensation committee approved the grant of RSU awards pursuant to our 2024 Incentive Award Plan (the “2024 Plan”) to certain of our employees, including our NEOs, other than Mr. Apt, who did not receive an RSU award in fiscal 2025. Due to the Audit Committee’s independent investigation and the restatement of certain of our financial statements, as discussed in more detail below under the section titled “Recovery of Erroneously Awarded Compensation,” we delayed the approval of annual RSU awards until December 2025. The amounts of the annual RSU awards were determined based on the compensation committee’s assessment of 2024 fiscal year performance.
Additionally, the RSU awards granted in December 2025 consisted of one-time retention RSU awards for our NEOs that vest in annual installments over a three-year period. These awards were granted to ensure that the management team, which has been instrumental to the Company’s performance since our initial public offering, remained retained by the Company.

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Compensation Discussion and Analysis	Table of Contents
The following table sets forth the 2025 RSU awards as approved by our compensation committee:

NAMED EXECUTIVE OFFICER	ANNUAL 2025 RSU AWARDS NUMBER OF RSUS (#)(1)	ONE-TIME RETENTION RSU AWARDS NUMBER OF RSUS (#)(2)

Jason Murray	200,000	41,018
Mark Hancock	150,000	41,018
Josh Jergensen	175,000	41,018
John Mitchell	100,000	21,855
Michelle Lewis	32,500	19,127
(1)The RSUs vest in substantially equal annual installments on the first, second, and third anniversaries of January 15, 2025, subject to the executive’s continued service with us through the applicable vesting date.
(2)The RSUs vest in substantially equal annual installments on the first, second, and third anniversaries of November 25, 2025, subject to the executive’s continued service with us through the applicable vesting date.
If the executive experiences a termination of service by us without cause, by the executive for good reason, or due to death or disability, a portion of the RSUs subject to these awards (and awards granted to the NEOs in 2024) will vest in the amount that would have vested during the 12‑month period following the date of termination (had the executive remained in continued service with us during such period and assuming that the shares vest in equal monthly installments, rather than annual installments, over the vesting period). If such termination occurs on or within 24 months after a change in control, then all of the executive’s remaining unvested RSUs subject to these awards will vest. This accelerated vesting treatment will be subject to the executive’s execution and, as applicable, non‑revocation of a general release of claims in our favor, and continued compliance with any applicable restrictive covenants.
Deferred Compensation Plan
We currently maintain the Providence Administrative Consulting Services, Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for certain of our employees, including our NEOs. Participating employees may defer up to 100% of their bonus compensation per plan year.
The Deferred Compensation Plan provides our employees an opportunity to elect to defer a portion of their bonus compensation and to provide a deferred compensation vehicle to which we may credit discretionary contributions and matching contributions pursuant to the terms of the plan. Discretionary and matching contributions, if any, are 100% vested after participants complete three years and five years of service as our full‑time employee, respectively. We have not historically made any matching or discretionary contributions under the Deferred Compensation Plan. Participants have an opportunity to earn returns (positive or negative) based on investment options as determined by us. Typically, participants elect a level of risk tolerance for their deferred compensation at the beginning of each fiscal year and the plan administrator invests and manages the asset mix accordingly. In the event of a “separation from service” (as defined in the Deferred Compensation Plan and determined pursuant to Section 409A of the Code), a participant will be paid his or her account balance in two annual installments.
In 2025, Messrs. Apt and Jergensen were the only NEOs to participate in our Deferred Compensation Plan and each elected to defer up to $600,000 and $240,000, respectively, of their aggregate 2025 bonus compensation. The “Executive Contributions in Last FY” column of the Non‑Qualified Deferred Compensation for 2025 table below shows the actual amounts deferred pursuant to the Deferred Compensation Plan for Messrs. Apt and Jergensen with respect to 2025 compensation.

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Table of Contents	Compensation Discussion and Analysis
Executive Severance Plan
We maintain an Executive Severance Plan pursuant to which our NEOs are eligible to receive severance payments upon a qualifying involuntary termination of employment, including in connection with a change in control of our company. These severance arrangements are designed to retain certain of our executives in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our Executive Severance Plan, see the section titled “Potential Payments Upon Termination or Change in Control” below.
Employee Benefits and Perquisites
All of our full‑time employees are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short‑term and long‑term disability insurance, and life and accidental death and disability insurance. Our NEOs are eligible to participate in health and welfare plans on the same basis as other similarly‑situated executive officers. Additionally, our NEOs are eligible to receive Company-paid life insurance and long-term disability benefits.
Certain of our NEOs participate in a 401(k) retirement savings plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre‑tax basis through contributions to the 401(k) plan. In 2025, we matched a portion of the contributions to the 401(k) plan on behalf of eligible employees. The discretionary employer match for 2025 was 50% of the participant’s contribution to the plan up to a max of 4% of their eligible compensation. We believe that providing a vehicle for tax‑deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
In addition, as noted above, we maintain a non‑qualified deferred compensation plan for the benefit of certain officers and employees who qualify for participation in the plan, including our NEOs. See the section titled “—Compensation Discussion and Analysis‑Elements of Our Executive Compensation Program-Deferred Compensation Plan” for a description of the Deferred Compensation Plan.
Clawback Policy
We believe in maintaining best practices for our executive compensation program, and as part of that our board of directors adopted a Policy for Recovery of Erroneously Awarded Compensation (Clawback Policy) that is compliant with the listing rules of the national securities exchange or association on which our securities are listed, as required by the Dodd-Frank Act.
Please see the section below titled “Recovery of Erroneously Awarded Compensation” for information regarding the application of our Clawback Policy to the annual bonuses paid under our Management Bonus Program in effect for 2024 (with respect to the second quarter of 2024) to our NEOs.
Accounting for Share‑Based Compensation
We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share‑based awards made to employees and directors, including RSUs, based on the grant‑date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the compensation committee before granting an equity award, the compensation committee will consider such information and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety. In 2025, we did not grant awards of stock options, stock appreciation rights, or similar option-like instruments to our NEOs or our employees.

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Compensation Committee Report
The Compensation Committee of the Board of Directors of PACS Group, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Taylor Leavitt, Chairperson
Evelyn Dilsaver, Committee Member
Jacqueline Millard, Committee Member
The foregoing Compensation Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The following table contains information about the compensation earned by each of our NEOs for fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Jason Murray Director, Co-Founder, Chief Executive Officer and Chairman	2025	500,000	914,518	8,358,504	7,272,332	—	25,770	17,071,124
	2024	1,673,077	—	—	2,711,108	—	41,390	4,425,575
	2023	3,000,000	—	—	—	—	2,056,976	5,056,976
Mark Hancock Director, Co-Founder, Executive Vice Chairman and former interim Chief Financial Officer	2025	500,000	914,518	6,624,504	7,272,332	—	25,770	15,337,124
	2024	1,673,077	—	—	2,711,108	—	41,390	4,425,575
	2023	3,000,000	—	—	—	—	2,056,976	5,056,976
Derick Apt Former Chief Financial Officer	2025	404,882	—	—	3,703,891	102,469	40,411	4,251,653
	2024	396,155	—	27,590,430	4,146,172	52,646	47,775	32,233,178
	2023	200,000	—	—	5,625,580	23,314	47,722	5,896,616
Josh Jergensen President and Chief Operating Officer	2025	524,600	914,518	7,491,504	7,272,332	147,114	25,514	16,375,582
	2024	419,231	—	63,063,819	5,270,370	97,600	35,008	68,886,028
	2023	200,000	—	—	8,063,813	61,808	31,208	8,356,829
John Mitchell Chief Legal Officer and Secretary	2025	424,600	987,743	4,225,931	3,878,577	90,645	38,024	9,645,521
	2024	352,885	—	23,648,940	2,512,283	57,568	53,362	26,625,038
Michelle Lewis Chief Accounting Officer	2025	446,624	926,774	1,790,424	3,393,755	—	36,602	6,594,180

(1)Amounts reflect one-time discretionary cash bonus amounts paid to our NEOs in fiscal 2025, including amounts that were deferred pursuant to our Deferred Compensation Plan, as described below.
(2)Amounts reflect the full grant date fair value of RSUs granted in the applicable year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO. We provide information regarding the assumptions used to calculate the value of all stock awards made to our NEOs in 2025 in Note 19 to the consolidated financial statements included in our 2025 Annual Report.

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(3)Amounts reflect cumulative payouts paid to our NEOs pursuant to the Management Bonus Program that were based on the Company’s Adjusted EBITDA and achievement of certain financial guidance metrics and quality metrics, including amounts that were deferred pursuant to our Deferred Compensation Plan, as described below.
As discussed in more detail below under the section titled “Recovery of Erroneously Awarded Compensation,” in connection with the Restatement applicable to fiscal 2024, certain compensation paid to our executive officers, including each of our NEOs, under the Management Bonus Program in effect for fiscal 2024 was subject to recoupment in accordance with our Clawback Policy. As of the date of this proxy statement, the Company has recouped from each of our NEOs an amount equal to the erroneously awarded compensation paid to each of them under the Management Bonus Program for fiscal 2024, which was: $613,510 for Messrs. Murray, Hancock, and Jergensen, $552,159 for Mr. Apt, $327,205 for Mr. Mitchell and $286,304 for Ms. Lewis. Amounts in this column for 2024 for each of our NEOs, other than Ms. Lewis who was not a NEO in fiscal 2024, have been reduced by the amount of erroneously awarded compensation recovered by the Company pursuant to the Clawback Policy. For additional information regarding the application of the Clawback Policy, please see the section below titled “Recovery of Erroneously Awarded Compensation.”
(4)Represents the above‑market earnings on deferred compensation that is not tax‑qualified, which is calculated as the excess of the earnings credited on deferred amounts under our Deferred Compensation Plan that were deemed invested in the investment vehicles under such plan over the amount that would have been earned had the deferred amounts been credited with a return equal to 120% of the applicable federal rate in effect for 2025. For more information, see “Nonqualified Deferred Compensation for 2025” table below.
(5)Amounts reported in this column for fiscal 2025 represent our contributions towards our NEOs’ medical insurance premiums ($18,364 for Mr. Apt, $23,100 for Messrs. Jergensen and Mitchell, and $24,286 for Ms. Lewis), life insurance premiums ($25,770 for Messrs. Murray and Hancock), life and disability insurance premiums ($8,519 for Mr. Apt, $2,414 for Mr. Jergensen, $14,924 for Mr. Mitchell, and $7,066 for Ms. Lewis), and our 401(k) match ($7,000 for Mr. Apt, and $5,250 for Ms. Lewis).
GRANTS OF PLAN-BASED AWARDS IN 2025
The following table provides information relating to grants of plan‑based awards made to our NEOs during fiscal 2025.

		ESTIMATED FUTURE PAYOUTS UNDER NON‑EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)

NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

Jason Murray	—	—	3,353,484	4,024,181	—	—
	12/17/2025	—	—	—	200,000(3)	6,936,000
	12/17/2025	—	—	—	41,018(4)	1,422,504
Mark Hancock	—	—	3,353,484	4,024,181	—	—
	12/17/2025	—	—	—	150,000(3)	5,202,000
	12/17/2025	—	—	—	41,018(4)	1,422,504
Derick Apt	—	—	3,018,136	3,621,763	—	—
Josh Jergensen	—	—	3,353,484	4,024,181	—	—
	12/17/2025	—	—	—	175,000(3)	6,069,000
	12/17/2025	—	—	—	41,018(4)	1,422,504

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		ESTIMATED FUTURE PAYOUTS UNDER NON‑EQUITY INCENTIVE PLAN AWARDS(1)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(2)

NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)

John Mitchell	—	—	1,788,525	2,146,230	—	—
	12/17/2025	—	—	—	100,000(3)	3,468,000
	12/17/2025	—	—	—	21,855(4)	757,931
Michelle Lewis	—	—	1,564,959	1,877,951	—	—
	12/17/2025	—	—	—	32,500(3)	1,127,100
	12/17/2025	—	—	—	19,127(4)	663,324
(1)Amounts shown in these columns represent each NEO’s annual cash bonus opportunity under our Management Bonus Program. There are no threshold, target, or maximum payouts under our Management Bonus Program given that the final payments in respect of such awards are based on a percentage of a bonus pool that is based on Adjusted EBITDA. Because the target amounts of the annual cash bonus opportunity are not determinable, in accordance with SEC rules, the amounts reported are representative “target” amounts based on actual Adjusted EBITDA for 2024, and the maximum amounts reported reflect the potential bonus opportunities applying the positive adjustments based on the achievements of certain financial guidance and quality metrics to these “target” amounts. For additional detail on these awards, please see the description of such awards under “Elements of Our Executive Officer Compensation Program—Management Bonus Program” above. The amounts actually paid to our NEOs under our Management Bonus Program are reflected in the Summary Compensation Table above.
(2)Amounts reflect the grant-date fair value in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate these values in Note 19 to the consolidated financial statements included in our 2025 Annual Report.
(3)Represents an award of RSUs that vest in substantially equal annual installments on the first, second, and third anniversaries of January 15, 2025, subject to the executive’s continued service with us through the applicable vesting date.
(4)Represents an award of RSUs that vest in substantially equal annual installments on the first, second, and third anniversaries of November 25, 2025, subject to the executive’s continued service with us through the applicable vesting date
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
EMPLOYMENT ARRANGEMENTS WITH OUR EXECUTIVE OFFICERS
We do not have any existing employment arrangements with any of our NEOs.
Offer Letter Agreement with Carey Hendrickson
In April 2026, we entered into an offer letter agreement with Carey Hendrickson, which sets forth the terms and conditions of his employment with us as our Chief Financial Officer. Pursuant to the offer letter agreement, Mr. Hendrickson will receive an annual base salary of $475,000 and will be eligible to participate in the Company’s Management Bonus Program with a target bonus opportunity equal to 7% of the applicable bonus pool.
In connection with Mr. Hendrickson's appointment, the Company will grant Mr. Hendrickson an award of restricted stock units pursuant to the 2024 Plan. The number of restricted stock units subject to Mr. Hendrickson’s award will be determined by dividing $2,000,000 by the closing price per share of our common stock on the grant date. The restricted stock units will vest in substantially equal annual installments on the first, second, and third anniversaries of Mr. Hendrickson’s commencement of employment with the Company, subject to Mr. Hendrickson's continued service through the applicable vesting date.

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Mr. Hendrickson will also be eligible to participate in our Executive Severance Plan pursuant to which he will be eligible to receive severance payments upon a qualifying involuntary termination of employment, including in connection with a change in control of our company.
OUTSTANDING EQUITY AWARDS AT YEAR‑END
The following table provides information relating to the outstanding equity awards held by our NEOs as of December 31, 2025. Stock awards were granted pursuant to our 2024 Plan.

	STOCK AWARDS

NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)

Jason Murray	200,000(2)	7,678,000
	41,018(3)	1,574,681
Mark Hancock	150,000(2)	5,758,500
	41,018(3)	1,574,681
Derick Apt	—	—
Josh Jergensen	175,000(2)	6,718,250
	41,018(3)	1,574,681
	1,801,824(4)	69,172,023
John Mitchell	100,000(2)	3,839,000
	21,855(3)	839,013
	675,684(4)	25,939,509
Michelle Lewis	32,500(2)	1,247,675
	19,127(3)	734,286
	225,228(4)	8,646,503
(1)The market value of the RSUs that have not vested is calculated by multiplying the number of unvested RSUs outstanding under the award by $38.39, which is the closing price per share of our common stock on December 31, 2025 (the last trading day of the year).
(2)Represents awards of RSUs granted on December 17, 2025 that vest in substantially equal annual installments on the first, second, and third anniversaries of January 15, 2025, subject to the executive’s continued service with us through the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of our 2024 Plan, the RSUs are subject to accelerated vesting as described above under the section titled “Equity Compensation”.
(3)Represents awards of RSUs granted on December 17, 2025 that vest in substantially equal annual installments on the first, second, and third anniversaries of November 25, 2025, subject to the executive’s continued service with us through the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of our 2024 Plan, the RSUs are subject to accelerated vesting as described above under the section titled “Equity Compensation”.
(4)Represents awards of RSUs granted on April 11, 2024 that vest as follows: 25% of the RSUs subject to each award vested on the grant date (April 11, 2024), and the remaining 75% of the RSUs subject to each award vested and will continue to vest in substantially equal annual installments on each of the first, second, third, fourth, and fifth anniversaries of April 11, 2024, subject to the executive’s continued service with us through the applicable vesting date. In addition to any accelerated vesting pursuant to the terms of our 2024 Plan, the RSUs are subject to accelerated vesting as described above under the section titled “Equity Compensation”.

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OPTION EXERCISES AND STOCK VESTED IN 2025
The following table shows the number of shares of common stock subject to RSUs that vested during 2025. None of our NEOs held options in 2025.

	STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)(2)

Jason Murray	—	—
Mark Hancock	—	—
Derick Apt	279,190	2,828,034
Josh Jergensen	450,455	4,211,754
John Mithell	168,921	1,579,411
Michelle Lewis	56,307	526,470
(1)Represents the gross number of shares acquired upon vesting of RSUs, without taking into account any shares withheld or sold to satisfy applicable tax obligations.
(2)Amounts shown are calculated by multiplying the fair market value of our common stock on the applicable vesting date by the number of RSUs that vested on such date.
NON‑QUALIFIED DEFERRED COMPENSATION FOR 2025
The following table sets forth information regarding our Deferred Compensation Plan that provides for the deferral of bonus compensation for certain of our employees, including our NEOs, on a basis that is not tax‑qualified, as described further under “Compensation Discussion and Analysis‑ Elements of Our Executive Compensation Program-Deferred Compensation Plan” above.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)

Jason Murray	—	—	—	—	—
Mark Hancock	—	—	—	—	—
Derick Apt(3)	350,000	—	136,459	—	1,082,893
Josh Jergensen	240,000	—	198,308	—	1,338,407
John Mitchell(4)	—	—	122,971	—	755,355
Michelle Lewis	—	—	—	—	—
(1)Represents amounts the NEO elected to defer in 2025, which are deferred from bonus compensation earned in 2025 and therefore reported in the appropriate column in the Summary Compensation Table.
(2)Represents net amounts credited to the NEOs’ accounts as a result of performance of the investment vehicle in which their accounts were deemed invested. These amounts include above‑market earnings, which are reported in the appropriate column in the Summary Compensation Table.
(3)Due to Mr. Apt’s departure in September 2025, only $350,000 of his elected $600,000 was actually contributed to the Deferred Compensation Plan. Mr. Apt received his first distribution under the Deferred Compensation Plan in April 2026.
(4)Mr. Mitchell did not make contributions to the Deferred Compensation Plan from bonus compensation earned in 2025.

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Potential Payments Upon Termination or Change in Control
EXECUTIVE SEVERANCE PLAN
We have adopted the Executive Severance Plan, which provides for the payment of certain cash severance and other benefits to participants, including each of our NEOs, in the event of a qualifying termination of employment with us.
Under the Executive Severance Plan, in the event of a termination of the executive’s employment by us without cause or by the executive for good reason, in either case, outside of the 24‑month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:
•cash payments equal to 100% of the executive’s then‑current annual base salary, paid in substantially equal installments over the 12‑month period following the termination date; and
•company‑paid COBRA premium payments for the executive and the executive’s eligible dependents for up to 12 months.
In the event of a termination of the executive’s employment by us without cause or by the executive for good reason, in either case, within the 24‑month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:
•cash payments equal to 200% of the executive’s then‑current annual base salary, paid in substantially equal installments over the 24‑month period following the termination date; and
•company‑paid COBRA premium payments for the executive and the executive’s eligible dependents for up to 24 months.
An executive’s right to receive the severance payments and benefits described above is subject to the execution and, as applicable, non‑revocation of a general release of claims in our favor, and continued compliance with any applicable restrictive covenants.
In addition, in the event that any payment under the Executive Severance Plan, together with any other amounts paid to the executive by us, would subject such executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after‑tax result for the executive.
EQUITY AWARDS
Under our 2024 Plan, all equity awards granted to our NEOs under the plan will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). Additionally, as referenced above, the RSUs awarded to the NEOs in 2024 and 2025 provide that if the executive experiences a termination of service by us without cause, by the executive for good reason, or due to death or disability, a portion of the RSUs subject to these awards will vest in the amount that would have vested during the 12‑month period following the date of termination (had the executive remained in continued service with us during such period and assuming that the shares vest in equal monthly installments, rather than annual installments, over the vesting period). If such termination occurs on or within 24 months after a change in control, then all of the executive’s remaining unvested RSUs subject to these awards will vest. This accelerated vesting treatment will be subject to the executive’s execution and, as applicable, non‑revocation of a general release of claims in our favor, and continued compliance with any applicable restrictive covenants.
DERICK APT SEPARATION AGREEMENT
Effective September 2, 2025, Mr. Apt separated from the Company and stepped down as our Chief Financial Officer. In connection with Mr. Apt’s separation, the Company and Mr. Apt entered into a separation agreement pursuant to which Mr. Apt signed a general release of all claims in favor of the Company and its affiliates, and reaffirmed his obligation to continued compliance with

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certain restrictive covenants, including non-solicitation, non-disparagement and confidential information covenants. In exchange for his timely execution and non-revocation of the general release, the Company agreed to accelerate the vesting of 82,116 restricted stock units; Mr. Apt forfeited the remainder of his restricted stock units that had not yet vested. The Company also agreed to waive Mr. Apt’s obligation to comply with a one-year post-termination non-competition covenant in favor of the Company.
SUMMARY OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The table below quantifies certain compensation and benefits that would have become payable to each of our NEOs if his employment had terminated on December 31, 2025, as a result of each of the termination scenarios described below, including in the event of a change in control (“CIC”) of the Company on December 31, 2025. Except as described in the footnotes below, the value of the accelerated vesting of the RSU awards was computed using $38.39, which was the price of our common stock on December 31, 2025 (the last trading day of the year). As described above, Mr. Apt separated from the Company in 2025 and received the aforementioned compensation and benefits. The amounts shown in the table below represent the compensation and benefits that Mr. Apt actually received upon his separation from the Company.

NAMED EXECUTIVE OFFICER	TRIGGERING EVENT	CASH SEVERANCE ($)(1)	ACCELERATED EQUITY AWARDS ($)(2)	HEALTH BENEFITS ($)(3)	TOTAL ($)

Jason Murray	Termination without Cause or Resignation for Good Reason Apart from a CIC	500,000	3,084,176	—	3,584,176
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	1,000,000	9,252,681	—	10,252,681
	Termination due to Death or Disability Apart from a CIC	—	3,084,176	—	3,084,176
	Termination due to Death or Disability in Connection with a CIC	—	9,252,681	—	9,252,681
Mark Hancock	Termination without Cause or Resignation for Good Reason Apart from a CIC	500,000	2,444,368	—	2,944,368
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	1,000,000	7,333,181	—	8,333,181
	Termination due to Death or Disability Apart from a CIC	—	2,444,368	—	2,444,368
	Termination due to Death or Disability in Connection with a CIC	—	7,333,181	—	7,333,181
Derick Apt	Termination without Cause or Resignation for Good Reason Apart from a CIC	—	985,395(4)	—	985,395
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	—	—	—	—
	Termination due to Death or Disability Apart from a CIC	—	—	—	—
	Termination due to Death or Disability in Connection with a CIC	—	—	—	—

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NAMED EXECUTIVE OFFICER	TRIGGERING EVENT	CASH SEVERANCE ($)(1)	ACCELERATED EQUITY AWARDS ($)(2)	HEALTH BENEFITS ($)(3)	TOTAL ($)

Josh Jergensen	Termination without Cause or Resignation for Good Reason Apart from a CIC	524,600	20,057,278	23,100	20,604,978
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	1,049,200	77,464,954	46,200	78,560,354
	Termination due to Death or Disability Apart from a CIC	—	20,057,278	—	20,057,278
	Termination due to Death or Disability in Connection with a CIC	—	77,464,954	—	77,464,954
John Mitchell	Termination without Cause or Resignation for Good Reason Apart from a CIC	424,600	8,044,202	23,100	8,491,902
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	849,200	30,617,522	46,200	31,512,922
	Termination due to Death or Disability Apart from a CIC	—	8,044,202	—	8,044,202
	Termination due to Death or Disability in Connection with a CIC	—	30,617,522	—	30,617,522
Michelle Lewis	Termination without Cause or Resignation for Good Reason Apart from a CIC	450,000	2,822,241	24,286	3,296,527
	Termination without Cause or Resignation for Good Reason in Connection with a CIC	900,000	10,628,463	48,572	11,577,035
	Termination due to Death or Disability Apart from a CIC	—	2,822,241	—	2,822,241
	Termination due to Death or Disability in Connection with a CIC	—	10,628,463	—	10,628,463
(1)Represents cash severance payable upon a termination without cause or a resignation for good reason (Involuntary Termination) pursuant to the Executive Severance Plan. In the event the Involuntary Termination occurs outside of the 24-month period commencing on a change in control (Change in Control Period), the executive will be entitled to receive 100% of his then-current annual base salary. In the event that the Involuntary Termination occurs within the Change in Control Period, the executive will be entitled to receive 200% of his then-current annual base salary. See the section titled “Employment Arrangements with Our Executive Officers—Executive Severance Plan” above for additional information about the Executive Severance Plan.
(2)Except with respect to Mr. Apt, represents the applicable number of shares of our common stock underlying the unvested RSUs, multiplied by the fair market value described above, the vesting of which accelerates in connection with the triggering event pursuant to the award agreements under which the RSUs were granted. If the executive experiences an Involuntary Termination or is terminated due to death or disability outside of the Change in Control Period, a portion of the executive’s outstanding RSUs will vest in the amount that would have vested during the 12-month period following the date of termination (had the executive remained in continuous service with us during such period and assuming that the shares vest in equal monthly installments, rather than annual installments, over the vesting period). If such termination occurs within the Change in Control Period, all of executive’s remaining unvested RSUs will vest. See the section titled “Elements of Our Executive Compensation Program—Equity Compensation” above for additional information about these RSU awards.
(3)Represents the value of company-paid healthcare premiums for the executive and his eligible dependents pursuant to the Executive Severance Plan for (i) 12 months, if the Involuntary Termination occurs outside of the Change in Control Period, and (ii) 24 months, if the Involuntary Termination occurs within the Change in Control Period. See the section titled “Employment Arrangements with Our Executive Officers—Executive Severance Plan” above for additional information about the Executive Severance Plan.
(4)For Mr. Apt, represents the value of the accelerated vesting of RSUs that he received in connection with his termination of employment, which is described in more detail above under “Potential Payments Upon Termination or Change in Control–Derick Apt Separation Agreement.”

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CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Jason Murray, our Chief Executive Officer (“CEO”). For 2025, our last completed fiscal year:
•The annual total compensation of our median employee, was $43,765; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table presented above in this proxy statement was $17,071,124.
Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 390 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions and estimates set forth below in determining the median employee:
•We selected December 31, 2025, which is within the last three months of 2025, as the date upon which we would identify the median employee.
•To determine our total employee population for purposes of the pay ratio calculation, we included all full-time and part-time employees as of December 31, 2025, excluding our CEO. 46,568 employees were considered for identifying the median employee.
•For purposes of measuring the compensation of our employee population, we selected total cash compensation. Total cash compensation includes base salary, hourly pay, overtime, and bonuses, as reported on our payroll records. We measured total cash compensation of the employees included in the calculation over the twelve-month period ended December 31, 2025.
•All measurements were conducted in U.S. dollars.
•Total cash compensation for the twelve-month period ended December 31, 2025 was sourced from payroll records across all business units. The measure was consistently applied to all of our employees included in the calculation. We annualized the total cash compensation of permanent employees hired during the year. We did not make any other annualizing adjustments, and we did not make any cost-of-living adjustments in identifying the median employee.
•Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $43,765. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included above in this Proxy Statement for Jason Murray, our CEO as of December 31, 2025, which includes the grant date fair value of the stock awards granted in 2025, rather than the amount paid to or realized by our CEO with respect to such stock awards.
The SEC's rules requiring pay ratio disclosure allow companies to exercise a certain degree of discretion in the methodology used to determine the median employee and do not mandate that each public company use the same method. In addition, our compensation philosophy reflects fair pay based on a person's role in the Company, a subjective determination of the market value of that person's job and that person's performance in that position. As a result, the annual total compensation of our median employee is unique to that person and is not an indicator of the annual total compensation of any of our other employees and is not comparable to the annual total compensation of employees at other companies. Similarly, we would not expect the ratio of the annual total compensation of our Chief Executive Officer to our median employee to be a number that can be compared to the ratio determined by other companies in any meaningful fashion.

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Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our NEOs and certain financial performance measures. We became a public reporting company in April 2024. Accordingly, our pay versus performance disclosure pursuant to the SEC’s rules includes two fiscal years of data.
Amounts included as CAP do not represent the value of compensation actually received by our NEOs but instead are amounts calculated pursuant to the SEC’s rules, which result in substantial adjustments to the amounts reported above in the Summary Compensation Table. Shareholders should refer to the discussion of our compensation philosophy and programs described above in the “Compensation Discussion and Analysis” section for a complete discussion of our compensation programs and their connection to our performance. The Compensation Committee did not rely on the following disclosure in making compensation decisions.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth additional compensation information for our principal executive officer (“PEO”) and our other non-PEO NEOs (“Non-PEO NEOs”) (averaged) along with total shareholder return (“TSR”), net income, and Adjusted EBITDA performance results for fiscal 2024 and 2025.

					VALUE OF INITIAL FIXED $100 INVESTMENT ON 4/11/2024 AS OF YEAR-END IN:

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(1)	COMPENSATION ACTUALLY PAID TO PEO ($)(1)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)(1)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)(1)(2)	TOTAL SHAREHOLDER RETURN ($)(3)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(3)	NET INCOME ($ IN MILLIONS)(4)	ADJUSTED EBITDA ($ IN MILLIONS)(5)

2025	17,071,124	17,965,301	10,440,812	21,983,762	167	125.49	191.5	505.0
2024	5,039,085	5,039,085	40,959,587	31,554,093	57	116.06	55.3	279.5
(1)For 2024 and 2025, the PEO was Jason Murray. For 2025, the Non-PEO NEOs were Mark Hancock, Derick Apt, Josh Jergensen, John Mitchell and Michelle Lewis. For 2024, the Non-PEO NEOs were Derick Apt, Josh Jergensen, John Mitchell and PJ Sanford. Although we voluntarily included Mark Hancock as an NEO for the fiscal year ended December 31, 2024, we have excluded him from the calculations applicable to our Non-PEO NEOs in the above table for the fiscal year ended December 31, 2024 because he was not a “named executive officer” under SEC regulations for 2024.

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(2)For 2025, compensation actually paid (“CAP”) was determined by making the following adjustments to Summary Compensation Totals for equity awards:

	PEO ($)	AVERAGE OF NON-PEO NEOS ($)

Reported Summary Compensation Table (“SCT”) Total	17,071,124	10,440,812
Adjustments:
Deduction of Amounts Reported in “Stock Awards” Column of the SCT(i)	(8,358,504)	(4,026,473)
Year End Fair Value of Equity Awards Granted in the Reported Year that remain Unvested at Year End(ii)	9,252,681	4,457,217
Fair Value at Vesting of Equity Awards Granted and Vested in the Reported Year(v)	—	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Remain Unvested at Year End(iii)	—	13,665,033
Change in Fair Value Between Prior Year End and Vesting Date for Awards Granted in Prior that Vested in the Reported Year(iv)	—	(701,218)
Deduction of Fair Value at the End of the Prior Year of Equity Awards Granted in Prior Years that were Forfeited in the Reported Year(vi)	—	(1,851,609)
Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation(vii)	—	—
Compensation Actually Paid	17,965,301	21,983,762
Summary Compensation Table amounts reflect the grant date fair values of equity awards. For CAP calculation purposes, adjustments have been made to reflect fair values as of each measurement date. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant, with the exception of the share price used in the valuations.
(3)Represents the cumulative TSR of our common stock and the cumulative TSR of our peer group (the “Peer Group TSR”), as reflected in our stock performance graph as disclosed in our 2025 Annual Report. In accordance with SEC rules, the table assumes $100 was invested at the market close on April 11, 2024, the date our common stock commenced regular-way trading on the New York Stock Exchange, through the end of each fiscal year shown. The companies included in our peer group (“Peer Group”) are as follows: The Ensign Group, Inc. (“ENSG”), Encompass Health Corporation (“EHC”), and Selected Medical Holdings Corporation (“SEM”). For the Peer Group, the Peer Group TSR includes the re-investment of dividends.
(4)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(5)See the section titled “Non-GAAP Financial Measures” in the Appendix for a definition of Adjusted EBITDA, a non-GAAP financial measure used for the purpose of the Management Bonus Program in effect for 2025, which is our Company-Selected Measure.
RELATIONSHIP BETWEEN CAP AND PERFORMANCE MEASURES
We became a public reporting company on April 11, 2024 when we completed our initial public offering. We believe the compensation actually paid to our PEO and Non-PEO NEOs reflects our pay-for-performance philosophy. As described in the Compensation Discussion and Analysis section, a significant portion of annual target compensation awarded to NEOs is at risk and contingent on the Company’s performance results. The relationship between financial measures in the table above and CAP will expand as we build history as a public reporting company.
The charts below are based on information provided in the table above to illustrate the relationship of our compensation actually paid to the PEO, and the average compensation actually paid to our Non-PEO NEOs with (1) TSR, (2) Peer Group TSR, (3) Net income, and (4) Adjusted EBITDA, the last of which the Company has selected as the most important financial performance measure used to link compensation actually paid to its NEOs for the most recently completed fiscal year.

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Pay Versus Performance	Table of Contents

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Table of Contents	Pay Versus Performance
TABULAR LIST OF FINANCIAL PERFORMANCE MEASURES FOR 2025
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for 2025.
.

Adjusted EBITDA
Net Operating Income
Financial Guidance Metrics (Annual Revenue and Adjusted EBITDA)
CMS Quality Measures Star rating

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Recovery of Erroneously Awarded Compensation
Restatement of Financial Statements. As disclosed in more detail in our 2024 Annual Report, with the assistance of external legal counsel, the Audit Committee conducted an independent internal investigation of third-party allegations contained in a short-seller report published in November 2024. In connection with facts learned during the Audit Committee’s independent investigation, and after considering the recommendations of management, on June 12, 2025 the Audit Committee determined that (i) our condensed combined/consolidated financial statements as of March 31, 2024, and for the three months then ended, included in our Quarterly Report on Form 10-Q filed with the SEC on May 13, 2024 (as amended on May 21, 2024) and (ii) our condensed combined/consolidated financial statements as of June 30, 2024, should no longer be relied upon and would need to be restated. We restate the foregoing condensed combined/consolidated financial statements in our 2024 Annual Report.
As previously described above, the identified errors to our financial statements primarily impacted revenue, and as a result, Adjusted EBITDA. Adjusted EBITDA was the metric used for purposes of determining 2024 annual bonuses for our NEOs under the Management Bonus Program in effect for 2024.
Dodd-Frank Clawback Policy. The revisions to correct the identified errors to our financial statements required a recovery analysis of incentive-based compensation under our Clawback Policy. Our Clawback Policy applies to incentive-based compensation earned based on the attainment of financial performance measures received on or after April 11, 2024 (the first date on which our securities were listed on the New York Stock Exchange), which is the effective date of the Clawback Policy (the “Clawback Policy Effective Date”). Our Clawback Policy requires us to recoup erroneously awarded incentive-based compensation received on or after the Clawback Policy Effective Date. For purposes of the Clawback Policy, incentive-based compensation is “received” in the fiscal period during which the applicable financial reporting measure is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period.
CLAWBACK POLICY RECOVERY ANALYSIS
Incentive-Based Compensation. The only incentive-based compensation received by our executive officers (“Covered Officers”) that required a recovery analysis under the Clawback Policy in connection with the Restatement is the portion of the cash incentive bonuses paid to our Covered Officers under the Management Bonus Program in effect for 2024 with respect to the second quarter of fiscal 2024. Although the Restatement impacted our consolidated financial statements for the first quarter of fiscal 2024, those cash incentive bonuses were received by our Covered Officers prior to the Clawback Policy Effective Date and therefore were not subject to the Clawback Policy. Additionally, the Restatement did not impact our consolidated financial statements for the third and fourth quarters of fiscal 2024; as such, the cash incentive bonuses paid to our Covered Officers with respect to those quarters were not subject to the Clawback Policy.
Application of the Clawback Policy. The Management Bonus Program in effect for 2024 established an aggregate bonus pool equal to 8% of Company’s Adjusted EBITDA for each quarter of fiscal 2024 commencing April 1, 2024. Each Covered Officer’s target bonus opportunity was equal to a specified percentage of the bonus pool. Bonuses were earned quarterly, and could be increased by an aggregate of 10% of the Covered Officer’s target bonus opportunity based on the achievement of certain financial guidance metrics related to annual revenue and Adjusted EBITDA, and could be further increased by an aggregate of 10% of the Covered Officer’s target bonus opportunity based on the achievement of certain quality metrics. Prior to the Restatement, the Company’s Adjusted EBITDA for the second quarter of fiscal 2024 was $99,737,000. In connection with preparing the 2024 Annual Report, the Audit Committee determined that Adjusted EBITDA for the second quarter of fiscal 2024 was overstated by $37,411,000 when taking into account the Restatement, thus reducing Adjusted EBITDA for the second quarter of fiscal 2024 to $62,326,000. This adjustment reduced the aggregate bonus pool under the Management Bonus Program in effect for 2024 for the second quarter of fiscal 2024 from $7,978,960 to $4,986,080, which reduced the bonuses earned by the Covered Officers for the second quarter of fiscal 2024 by an aggregate of $3,844,660. This amount reflects (i) a decrease based on the revised Adjusted EBITDA for the second quarter as a result of the Restatement and (ii) the loss of the upward adjustment in connection with the achievement of

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Table of Contents	Recovery of Erroneously Awarded Compensation
financial guidance metrics (which were ultimately not achieved as a result of the Restatement). Since the additional 10% upward adjustment to the bonuses that was based on the achievement of quality metrics was not impacted by the Restatement, that upward adjustment remained 10%, but was applied to the reduced target bonus opportunity.
Payment and Recovery. As noted, the aggregate dollar amount of erroneously awarded compensation attributable to the Covered Officers as a result of the Restatement was $3,844,660. This amount was paid to the Covered Officers in cash on August 7, 2024. The amount of erroneously awarded compensation was calculated on November 17, 2025. As of the date of this proxy statement, the Company has recouped from each executive officer (via deduction from bonus compensation otherwise payable to them) the full amount of the erroneously awarded compensation paid to each of them under the Management Bonus Program in effect for 2024. There is no amount of erroneously awarded compensation that has not yet been determined, recovered, or, as of the end of the last completed fiscal year, had been outstanding for 180 days or longer since the date the Compensation Committee determined the amount owed by each Covered Officer.

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Compensation Risk Assessment
Management has assessed our executive and employee compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In connection with this assessment, we believe our incentive compensation arrangements do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and our risk management practices.
The Compensation Committee regularly monitors our compensation programs and recommends modifications as appropriate to reflect changes in our business or risk profile.

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Equity Compensation Plan Information
The following table provides information, as of December 31, 2025, about our compensation plans under which shares of our common stock may be issued.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN THE SECOND COLUMN) (#)

Equity compensation plans approved by security holders(1)	10,256,295 (2)	—	7,605,721 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	10,256,295	—	7,605,721
(1)Includes the 2024 Plan and the Company’s 2024 Employee Stock Purchase Plan (“ESPP”).
(2)The amount reported consists of shares of our common stock subject to outstanding RSUs under the 2024 Plan.
(3)Includes shares of our common stock available for issuance under our 2024 Plan and the ESPP. The number of shares authorized under our 2024 Plan increases on the first day of each calendar year beginning on January 1, 2027 and ending on and including January 1, 2034, equal to the lesser of (i) a number of shares equal to 2% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year, or (ii) such smaller number of shares as determined by our board of directors. The number of shares authorized under our ESPP increases on the first day of each calendar year beginning on January 1, 2027 and ending on and including January 1, 2034, equal to the lesser of (a) 1% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year, or (b) such small number of shares as determined by our board of directors.

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Director Compensation
The following table sets forth information for the year ended December 31, 2025 regarding the compensation awarded to, earned by or paid to our non‑employee directors who served on our board of directors during 2025. Messrs. Murray and Hancock do not receive any additional compensation for their board service and therefore are not included in the Director Compensation table below. All compensation paid to Messrs. Murray and Hancock is reported above in the “Summary Compensation Table.”

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	TOTAL ($)

Evelyn Dilsaver	116,250	159,992	276,242
Jacqueline Millard	121,250	159,992	281,242
Taylor Leavitt	117,500	159,992	277,492
(1)Amounts reflect fees paid to each of Mses. Dilsaver and Millard, and Mr. Leavitt pursuant to our Director Compensation Program, as described below.
(2)Amounts reflect the full grant date fair value of RSUs granted during 2025 computed in accordance with ASC Topic 718. On December 19, 2025, each of Mses. Dilsaver and Millard, and Mr. Leavitt were granted 4,399 RSUs, which vest in full on the earlier to occur of (i) December 19, 2026 and (ii) the date of next annual meeting following the grant date, subject to continued service through such vesting date. We provide information regarding the assumptions used to calculate the value of the RSUs granted to our non-employee directors in Note 19 to the financial statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report. As of December 31, 2025, Mses. Dilsaver and Millard and Mr. Leavitt each held 4,399 RSUs.
DIRECTOR COMPENSATION PROGRAM
Our board of directors have adopted and our stockholders have approved a compensation program for our non-employee directors (Director Compensation Program). The Director Compensation Program provides for annual retainer fees and equity awards for our non‑employee directors, who we refer to as eligible directors. The material terms of the Director Compensation Program are summarized below.
The Director Compensation Program consists of the following components:
Cash Compensation
•Annual Retainer: $80,000
◦Annual Committee Chair Retainers:
•Audit Chair: $25,000
•Compensation Chair: $17,500
•Nominating and Governance Chair: $15,000
◦Annual Committee Member Retainers:
•Audit Member: $12,500
•Compensation Member: $8,750
•Nominating and Governance Member: $7,500
Annual cash retainers will be paid in quarterly installments in arrears and will be pro‑rated for any partial calendar quarter of service.

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Table of Contents	Director Compensation
Equity Compensation
Each eligible director who is initially elected or appointed to serve on our board of directors automatically shall be granted, on the date on which such eligible director is appointed or elected to serve on the board of directors, an RSU award with an aggregate value of $160,000, pro‑rated to reflect the partial period serving on our board of directors until the next occurring annual meeting. An eligible director who is serving on our board of directors as of the date of the annual meeting of our stockholders each calendar year will be granted, on such annual meeting date, an RSU award with a value of approximately $160,000. Each initial grant and annual grant will vest in full on the earlier to occur of (i) the first anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such eligible director’s continued service through the applicable vesting date.
In addition, each initial award and annual award will vest in full upon a change in control of us (as defined in the 2024 Plan) if the eligible director will not become a member of our board or our ultimate parent as of immediately following such change in control.
Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2024 Plan.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2026 by:
•each of our directors;
•each of our named executive officers;
•all of our directors and executive officers as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our outstanding shares of common stock.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares beneficially owned by them, subject to any applicable community property laws.
We have based percentage ownership of our common stock on 157,165,029 shares of our common stock outstanding as of April 15, 2026. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o PACS Group, Inc., 90 S. 400 W. Suite 700., Salt Lake City, Utah 84101.

	NUMBER OF SHARES (#)	PERCENTAGE OF SHARES (%)

5% or Greater Stockholders
Funds affiliated with Cohen & Steers.(1)	9,638,455	6.1
Named Executive Officers and Directors:
Jason Murray	54,672,783	34.8
Mark Hancock	54,363,425	34.6
Josh Jergensen(2)	960,769	*
John Mitchell(3)	206,394	*
Derick Apt(4)	368,781	*
Michelle Lewis(5)	140,464	*
Jacqueline Millard(6)	11,270	*
Taylor Leavitt(7)	10,837	*

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Table of Contents	Security Ownership of Certain Beneficial Owners and Management

	NUMBER OF SHARES (#)	PERCENTAGE OF SHARES (%)

Evelyn Dilsaver(8)	27,138	*
Patrick H. Conway(9)	3,497	*
All Current Executive Officers and Directors as a Group (12 individuals)(10)	110,396,577	70.1
*Less than 1%
(1)Based on a Schedule 13G filed with the SEC on November 14, 2024. Cohen & Steers Inc. has sole voting and dispositive power over 8,424,695 and 9,638,455 shares of common stock, respectively. Cohen & Steers Capital Management Inc. has sole voting and dispositive power over 8,397,718 and 9,611,478 shares of common stock, respectively. Cohen & Steers UK Limited has sole voting power and sole dispositive power over 20,157 shares of common stock. Cohen & Steers Ireland Limited has sole voting power and sole dispositive power over 6,820 shares of common stock. The principal address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 1166 Avenue of the Americas, 30th Floor New York, NY 10036; the principal address for Cohen & Steers UK Ltd. is The Burlian, 2nd Floor, 3 Dering Street, London W1S 1AA United Kingdom; the principal address for Cohen & Steers Ireland Ltd. Is 77 Sir John Rogerson’s Quay, Block C, Grand Canal Docklands, Dublin 2, D02 VK60.
(2)Consists of (i) 707,838 shares of common stock and (ii) 252,931 restricted stock units vesting within 60 days of April 15, 2026.
(3)Consists of (i) 103,944 shares of common stock and (ii) 102,450 restricted stock units vesting within 60 days of April 15, 2026.
(4)Based on most recent Form 4 for Mr. Apt filed in April 2025 and additional information known to us. Mr. Apt is included in this table because he was a named executive officer for the fiscal year ended December 31, 2025, although he was not serving as an executive officer of the Company as of April 15, 2026. The total presented for ‘all executive officers and directors as a group’ reflect only individuals serving as executive officers and directors as of April 15, 2026 and therefore excludes Mr. Apt.
(5)Consists of (i) 108,848 shares of common stock and (ii) 31,616 restricted stock units vesting within 60 days of April 15, 2026.
(6)Consists of (i) 6,871 shares of common stock and (ii) 4,399 restricted stock units vesting within 60 days of April 15, 2026.
(7)Consists of (i) 6,438 shares of common stock and (ii) 4,399 restricted stock units vesting within 60 days of April 15, 2026.
(8)Consists of (i) 22,739 shares of common stock and (ii) 4,399 restricted stock units vesting within 60 days of April 15, 2026.
(9)Consists of 3,497 restricted stock units vesting within 60 days of April 15, 2026.
(10) Consists of (i) 109,992,886 shares of common stock and (ii) 403,691 restricted stock units vesting within 60 days of April 15, 2026.

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Certain Relationships and Related Person Transactions
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant known facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2025, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS
Stockholders Agreement
On April 10, 2024, we entered into a stockholders agreement (Stockholders Agreement) with Messrs. Murray and Hancock. The Stockholders Agreement affirms the board designation rights granted to each of Messrs. Murray and Hancock pursuant to our Amended and Restated Charter, subject to certain limitations and exceptions. Pursuant to the terms of our Amended and Restated Charter and the Stockholders Agreement, we agree to include in our slate of director nominees certain individuals designated by each of Messrs. Murray and Hancock:
•Mr. Murray has the right, but not the obligation, to designate (i) up to two individuals for inclusion in our slate of director nominees if he beneficially owns at least 20% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO or (ii) one individual for inclusion in our slate of director nominees if he beneficially owns less than 20% but at least 10% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO.

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Table of Contents	Certain Relationships and Related Person Transactions
•Mr. Hancock has the right, but not the obligation, to designate (i) up to two individuals for inclusion in our slate of director nominees if he beneficially owns at least 20% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO or (ii) one individual for inclusion in our slate of director nominees if he beneficially owns less than 20% but at least 10% of the aggregate number of shares of common stock outstanding immediately following the completion of our IPO.
Accordingly, Messrs. Murray and Hancock each have the right to designate two directors for nomination to our board of directors, and collectively have the right to designate four directors, which represents four out of our current six member board of directors. Subject to certain limitations, each of Messrs. Murray and Hancock also have the right to replace their respective designees and fill any vacancies created by reason of death, resignation, disqualification or removal of their respective designees. If the number of individuals that Messrs. Murray and Hancock have the right to designate is decreased because of a decrease in their respective ownership or upon termination of the Stockholders Agreement, then the corresponding designee (if such designee is serving on our board of directors) may remain on our board of directors through the end of his or her then current term; provided, that a director may resign at any time regardless of the period of time left in his or her then current term.
Pursuant to the Stockholders Agreement, each of Messrs. Murray and Hancock also agree to vote, or cause to vote, all of their outstanding shares of our common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of their respective designees, in each case to the extent that each or any of Messrs. Murray and Hancock have exercised their right to designate individuals for nomination to the board of directors.
The Stockholders Agreement terminates upon the earlier of (i) a change in control or (ii) written agreement of each of Messrs. Murray and Hancock. Following the termination of the Stockholders Agreement, the designation rights granted to each of Messrs. Murray and Hancock pursuant to our Amended and Restated Charter will no longer be exercisable.
Registration Rights Agreement
On April 10, 2024, we entered into a registration rights agreement (Registration Rights Agreement) with Messrs. Murray and Hancock. The Registration Rights Agreement provides Messrs. Murray and Hancock, under certain circumstances and subject to certain restrictions, with certain rights with respect to the registration of their shares of common stock under the Securities Act, including customary demand and piggyback registration rights.
Lease Guarantees
Certain of our operating leases for our facilities include personal guarantees by Messrs. Murray and Hancock and their respective spouses. We have agreed to indemnify Messrs. Murray and Hancock and their respective spouses on account of any damage, loss and/or expense that they may incur in connection with the obligations made by them in respect of these lease guarantees.
Director and Officer Indemnification and Insurance
We entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance.

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Stockholders’ Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a‑8 under the Exchange Act must submit the proposal to our Secretary at our offices at 90 S. 400 W. Suite 700, Salt Lake City, Utah 84101 in writing not later than December 29, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 10, 2027 and no later than March 12, 2027. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 10, 2027, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2027 Annual Meeting of Stockholders or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Other Matters
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e‑mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

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PACS’s Annual Report on Form 10-K
A copy of PACS’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 15, 2026 without charge upon written request addressed to:
PACS Group, Inc.
Attention: Secretary
90 S. 400 W. Suite 700
Salt Lake City, Utah 84101
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10‑K at www.proxyvote.com. You also may access our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 at https://ir.pacs.com/.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL‑FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Jason Murray
Jason Murray
Co-Founder, Chief Executive Officer and Chairman
Salt Lake City, Utah
April 28, 2026

PACS 2026 Proxy Statement | 59

Appendix
Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA and Adjusted EBITDA (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table below, together with our audited combined/consolidated financial statements and the related notes in their entirety in our Annual Report on Form 10-K for the year ended December 31, 2025, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies.
PERFORMANCE MEASURES
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, losses incurred from debt restructuring, gains on lease termination, stock-based compensation expense, loss from equity method investment, forfeiture of a seller’s note, recognition of a bargain purchase gain, legal and other costs, recognition of Employee Retention Tax Credit (ERTC), disaster relief payment, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of SNF facilities and providers, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. The loss related to our equity method investment is a loss allocated to us from a discrete disposal recognized by one of our equity method investments. The bargain purchase gain was recognized as part of our acquisition from the former operator Prestige. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation and with other ongoing investigations. The adjustment related to the ERTC represents the recognition of the tax credit against labor as the statute of limitations surrounding the uncertainty of the qualifications, for a portion of the funds received, expired. The disaster relief payment was made to support facilities impacted by Hurricane Helene.

A-1 | PACS 2025 Proxy Statement

Table of Contents	Appendix
The additional table below presents a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable financial measure calculated in accordance with GAAP, on a condensed combined/consolidated basis for the periods presented:

	THREE MONTHS ENDED MARCH 31, 2025	THREE MONTHS ENDED JUNE 30, 2025	THREE MONTHS ENDED SEPTEMBER 30, 2025	THREE MONTHS ENDED DECEMBER 31, 2025

	(IN THOUSANDS) ($)

Net income	28,380	50,966	52,330	59,785
Less: Net (loss) income attributable to noncontrolling interest	(92)	3	(76)	83
Add: Interest expense	6,904	4,354	8,529	8,576
Provision (benefit) for income taxes	14,350	27,646	23,966	27,027
Depreciation and amortization	12,705	13,178	14,401	15,379
EBITDA	62,431	96,141	99,302	110,684
Adjustments to EBITDA:
Acquisition related costs	137	72	72	—
Stock-based compensation	12,202	13,604	12,516	15,747
Legal and other costs	22,804	24,060	19,596	30,572
Employee Retention Tax Credit	—	—	—	(14,946)
Adjusted EBITDA	97,574	133,877	131,515	142,057

PACS 2025 Proxy Statement | A-2

Appendix	Table of Contents

	YEAR ENDED DECEMBER 31,

	2025	2024	2023

	(IN THOUSANDS) ($)

Net income	191,461	55,344	112,882
Less: Net (loss) income attributable to noncontrolling interest	(82)	(416)	8
Add: Interest expense	28,363	44,341	49,919
Provision for income taxes	92,989	46,210	44,435
Depreciation and amortization	55,663	40,809	25,632
EBITDA	368,558	187,120	232,860
Adjustments to EBITDA:
Acquisition related costs	310	2,506	998
Loss resulting from debt restructuring	—	—	3,628
Gain on lease termination	—	(8,046)	—
Stock-based compensation	54,069	115,544	—
Loss from equity method investment	—	2,736	—
Forfeiture of seller's note	—	500	—
Bargain purchase gain	—	(17,185)	—
Legal and other costs	97,032	9,727	—
Employee Retention Tax Credit	(14,946)	(14,599)	—
Disaster relief payment	—	1,154	—
Adjusted EBITDA	505,023	279,457	237,486

A-3 | PACS 2025 Proxy Statement

PACS

90 S 400 W, Suite 700, Salt Lake City, UT 84101
www.pacs.com | (801) 447-9829

PACS

PACS GROUP, INC.
ATTN: SECRETARY
90 S. 400 W., SUITE 700
SALT LAKE CITY, UT 84101

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PACS2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95296-P52151

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PACS GROUP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect Evelyn Dilsaver and Mark Hancock as Class II directors to serve until the 2029 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Evelyn Dilsaver
02) Mark Hancock

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. To approve, on an advisory (non binding) basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V95297-P52151

PACS GROUP, INC.
Annual Meeting of Stockholders
June 10, 2026 11:00 AM Mountain Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of PACS Group, Inc. hereby appoint(s) Jason Murray and Mark Hancock, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of common stock of PACS Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Mountain Time on June 10, 2026, via a live webcast at www.virtualshareholdermeeting.com/PACS2026, and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side